UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 10, 2007 (October 8, 2007)
Date of Report (Date of Earliest Event Reported)
BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)
New York	1-4105	16-0345235
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
One Bausch & Lomb Place
Rochester, New York 14604-2701
(Address of Principal Executive Offices, Including Zip Code)
(585) 338-6000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

RECENT DEVELOPMENTS

Preliminary and Estimated Unaudited Selected Third-Quarter Financial Metrics. While we have not yet finalized the financial statements for the third quarter ended September 29, 2007, we currently project that we will report net sales of between $625 million and $630 million for the three months ended September 29, 2007, compared to net sales of $577.3 million in the same period in the prior year. That would represent an increase of between 8% and 9% on a reported basis, or approximately 5% growth in constant currency.

        For the three months ended September 29, 2007, we currently expect to report operating income of between $63 million and $65 million, EBITDA of between $95 million and $97 million, and Adjusted EBITDA of between $119 million and $121 million. In the prior-year period we reported operating income of $30.1 million; EBITDA of $61.8 million and Adjusted EBITDA of $84.9 million.

        These selected third-quarter financial metrics are estimates and subject to change. We and our auditors have not completed each of our and their normal quarterly review procedures for the three months ended September 29, 2007 and there can be no assurance that our final results will not differ from these estimates, including as a result of quarter-end closing procedures or review adjustments, and any such changes could be material. In addition, these estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP or as a measure of our performance. As a result of the foregoing considerations, investors are cautioned not to place undue reliance on this preliminary financial information.

        The following is a reconciliation of EBITDA and Adjusted EBITDA to operating income. All figures for the period ended September 29, 2007 represent approximations.  EBITDA means earnings before interest expense (net of interest income), income taxes and depreciation and amortization. We believe EBITDA and Adjusted EBITDA are measures frequently used by investors to evaluate our performance and that of our competitors. We have also presented Adjusted EBITDA. Adjusted EBITDA means EBITDA further adjusted to exclude certain items. Neither EBITDA nor Adjusted EBITDA are GAAP measures. As presented, Adjusted EBITDA does not comply with SEC guidelines on non-GAAP financial measures. EBITDA and Adjusted EBITDA may differ in the method of calculation from similarly titled measures used by other companies. EBITDA and Adjusted EBITDA should be considered in addition to, but not as substitutes for or superior to, operating income, net income, operating cash flow and other measures of financial performance or liquidity prepared in accordance with GAAP. In particular, Adjusted EBITDA should not be viewed as a reliable predictor of our ability to generate cash to service our debts because certain of the items added to net income to determine Adjusted EBITDA involve outlays of cash and, in some cases, we expect these cash outlays to continue. As a result, actual cash available to service our debts will be different from Adjusted EBITDA.

	Estimated
(In Millions)	Three Months	Three Months
	Ended	Ended
	September 29,	September 30,
	2007	2006

Operating income	$63 - $65	$30.1
Depreciation and amortization	34	32.1
Foreign currency	(1)	(1.4)
Minority interest in subsidiaries	(1)	1.0

EBITDA	95 - 97	61.8

Add:
Non-cash stock compensation(a)	2	3.0
Brazil tax reversal(b)	(1)	-
Brand rebuilding costs(c)	-	9.4
Merger-related costs(d)	16	-
Product liability/class action expenses(e)	7	3.5
Investigation and enhanced audit fees(f)	1	8.5
Other adjustments(g)	(1)	(1.3)

Adjusted EBITDA	$119 - $121	$84.9

(a) Represents non-cash share-based compensation expense recognized under SFAS 123(R) and non-cash mark-to-market adjustments associated with our deferred compensation plans.
(b) Represents the reversal of previously recorded tax penalty and interest assessment in Brazil, based on amnesty granted by the taxing authority.

(c) Represents estimated incremental marketing, advertising and promotional expenses incurred in 2006 in connection with our brand rebuilding efforts subsequent to the MoistureLoc recall.
(d) Represents financial advisory, legal fees and other costs associated with the Merger.
(e) Represents legal fees associated with defense of product liability cases related to the MoistureLoc recall and shareholder lawsuits, as well as the cost of actual MoistureLoc claims settled. We expect these cash costs to continue to be incurred over the next several years. We cannot predict the exact amounts of these future cash costs.
(f) Represents legal and professional fees related to accounting investigation and enhanced audit procedures.
(g) Other adjustments include: (1) elimination of lens care royalty income from a competitor which will expire in 2007; (2) reversal of severance expenses in 2006 related to contact lens manufacturing headcount reductions due to the implementation of process automation; (3) reversal of non-cash losses and gains associated with the retirement of fixed assets; and (4) reversal of the impact of mark-to-market adjustments related to deferred compensation assets that are recorded in interest and investment income.

Settlement of Material Intellectual Property Litigation. Effective October 8, 2007, the company has settled the patent infringement action against it entitled Rembrandt Vision Technology, L.P. v. Bausch & Lomb Incorporated, bearing case number 2:05 CV 491, and pending in the Federal District Court for the Eastern District of Texas (Marshall Division). Under the settlement, the lawsuit against the company will be dismissed with prejudice and Rembrandt agrees not to sue the company under Rembrandt’s oxygen permeability and tear-wettability technology that it claims to be protected by a U.S. Patent No. 5,712,327 entitled “Soft Gas Permeable Lens Having Improved Clinical Performance.” The financial terms of the settlement, which are not material to the company, have not been disclosed.

FORWARD-LOOKING STATEMENTS

        This current report on Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. When used in this discussion, the words ‘‘anticipate,’’ ‘‘appears,’’ ‘‘foresee,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘estimate,’’ ‘‘project,’’ ‘‘will,’’ ‘‘are likely’’ and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this current report on Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve predictions of our future performance, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Forward-looking statements are subject to risks and uncertainties including, without limitation:

• our inability to achieve our various marketing and selling objectives or to manage expenses;

• our inability to recoup lost lens care market share following the MoistureLoc recall;

• the amount of costs, fees, expenses and charges related to the MoistureLoc recall and related litigation;

• changes in market acceptance of products offered by us or the industry following recalls or other regulatory actions;

• changes in the competitive landscape;

• general global and local economic, political and sociological conditions including, without limitation, periods of localized disease outbreak and the effect on economic, commercial, social and political systems caused by natural disasters (such as, without limitation, earthquakes, hurricanes/typhoons, tornadoes and tsunamis) and changes in such conditions;

• the impact of competition, seasonality and general economic conditions in the global lens and lens care, ophthalmic cataract and refractive and pharmaceutical markets where our businesses compete;

• effects of war or terrorism;

• changing currency exchange rates;

• the general political climate existing between and within countries throughout the world;

• events affecting our ability to timely deliver our products to customers, including those which affect our carriers’ ability to perform delivery services;

• changing trends in practitioner and consumer preferences and tastes;

• changes in technology and medical developments relating to the use of our products;

• competitive conditions, including entries into our lines of business by new or existing competitors, some of whom may possess resources equal to or greater than our own;

• the impact of product performance or failure on our other products and lines of business;

• success of our compliance initiatives to detect and prevent violations of law or regulations;

• the results of pending or future investigations by us of our alleged failure to comply with applicable laws or regulations;

• legal proceedings initiated by or against us, including those related to securities and corporate governance matters, products and product liability, tax matters, commercial transactions, patents and other intellectual property, whether in the United States or elsewhere throughout the world;

• the impact of our performance on our financing costs;

• enactment of new legislation or regulations or changes in application or interpretation of existing legislation or regulations that affect us;

• changes in government regulation of our products and operations;

• our compliance with, and changes in governmental laws and regulations relating to the import and export of products;

• government pricing changes and initiatives with respect to healthcare products in the United States and throughout the world;

• changes in private and regulatory schemes providing for the reimbursement of patient medical expenses;

• changes in our credit ratings or the cost of access to sources of liquidity;

• our ability to maintain positive relationships with third-party financing sources;

• the financial well-being and commercial success of key customers, development partners and suppliers;

• changes in the availability of and other aspects surrounding the supply of raw materials used in the manufacture of our products;

• the performance by third parties upon whom we rely for the provision of goods or services;

• changes in tax rates or policies or in rates of inflation;

• the uncertainty surrounding the future realization of deferred tax assets;

• changes in accounting principles and the application of such principles to us;

• our ability to successfully execute marketing strategies;

• our ability to secure and maintain intellectual property protections, including patent rights, with respect to key technologies in the United States and throughout the world;

• our ability to secure and maintain copyright protections relative to our customer-valued names, trademarks, trade names and other designations in the United States and throughout the world;

• the extent to which our investment in research and development yields innovative, commercial, marketable technological developments;

• difficulties or delays in the development, laboratory and clinical testing, regulatory approval, manufacturing, release or marketing of products;

• the successful completion and integration of our acquisitions;

• the successful relocation of certain manufacturing processes;

• our implementation of changes in internal controls;

• the occurrence of any material weakness or significant deficiency in our internal controls over financial reporting, which could result in a material misstatement of our financial statements, and our ability to correct any such weakness;

• our success in continuing to introduce and implement our enterprise-wide information technology initiatives, including the corresponding impact on internal controls and reporting;

• the effect of changes within our organization, including the selection and development of our management team;

• the effects on us of incurring a substantial amount of indebtedness under our new senior secured credit facilities and new unsecured indebtedness;

• the effects on us of complying with the covenants contained in our new senior secured credit facilities and our new unsecured indebtedness;

• restrictions that the terms and conditions of our new senior secured credit facilities or our new unsecured indebtedness may place on our ability to respond to changes in our business or to take certain actions;

• the effects on us and our business as a result of uncertainty surrounding the merger of affiliates of Warburg Pincus LLP with and into Bausch & Lomb Incorporated, with Bausch & Lomb Incorporated continuing as the surviving corporation after the merger, including our ability to retain employees; and

• the outcome of legal proceedings instituted against us and others that have been or may be instituted following announcement of the agreement for the merger referenced above.

        We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this current report on Form 8-K or to reflect the occurrence of unanticipated events.

        In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in Item 7.01 of this report is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

Date: October 10, 2007	By: /s/ JURIJ Z. KUSHNER Name: Jurij Z. Kushner Title: Vice President & Controller